UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 31, 2015

MEDITE CANCER DIAGNOSTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2015, Medite Cancer Diagnostics, Inc., (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with seven (7) individual accredited investors  (collectively the “Purchasers”), pursuant to which the Company agreed to issue to the Purchasers secured promissory notes in the aggregate principal amount of $500,000 (the “Note(s)”) and warrants to purchase up to an aggregate amount of 250,000 shares of the common stock, par value $0.001 per share, of the Company (the “Warrant(s)”). The Notes mature on the earlier of the third (3rd) month anniversary date following the Closing Date, as defined in the Note, or the third (3rd) business day following the Company’s receipt of funds exceeding one million dollars ($1,000,000) from an equity or debt financing, not including the financing contemplated under the Purchase Agreement. The Notes are secured by a security agreement (the “Security Agreement(s)”). The Warrants have an initial exercise price of $1.60 per share, which are subject to adjustment, and will be exercisable for a period of five (5) years. Copies of the Purchase Agreement, Note, Security Agreement and Warrant are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

The Company engaged TriPoint Global Equities, LLC (the “Agent”) as placement agent in connection with the sale of securities in the offering (the “Offering”) and agreed to pay the Agent (i) cash commissions equal to three percent (3%) of the gross proceeds ($15,000) received by the Company; and (ii) warrants to purchase such number of securities equal to three percent (3%) of the aggregate number of shares of common stock issuable in connection with the Offering (the “Agent Warrant(s)”). The Agent’s Warrants will have the same terms and conditions as the Warrants purchased by the Purchasers as attached hereto as Exhibit 10.4 and incorporated herein by reference.

The foregoing summary of the transaction contemplated by the Purchase Agreement and the documents and instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transaction described in Item 1.01 of this Current Report, which is incorporated into this Item 2.03, the Company has entered into the Purchase Agreement, dated as of December 31, 2015, pursuant to which it agreed to issue the Notes and the Warrants to the Purchasers. The Notes will bear interest at a rate of fifteen percent (15%) per annum, will be secured in accordance with the terms and conditions of the Security Agreement, and will be due and payable on the earlier of the third (3rd) month anniversary date following the Closing Date, as defined in the Note, or the third (3rd) business day following the Company’s receipt of funds exceeding one million dollars ($1,000,000) from an equity or debt financing, not including the financing contemplated under the Purchase Agreement. or upon acceleration in accordance with its terms. The Company may prepay the Notes at any time and from time to time without penalty. Payment of the obligations under the Note may be accelerated, in general, upon any of the following events: (i) an uncured failure to pay any amount under the Note when due; (ii) an uncured breach by the Company of its obligations under any of the offering documents; (iii) a material breach by the Company of its representations and warranties contained in the offering documents; (iv) certain material judgments are rendered against the Company; and (v) the occurrence of certain voluntary and involuntary bankruptcy proceedings.

Item 3.02 Unregistered Sales of Equity Securities.

The Company agreed to issue the Notes and Warrants and the shares of common stock issuable upon exercise thereof to the Purchasers in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The information disclosed in Items 1.01 and 2.03 is incorporated into this Item 3.02 in its entirety.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Security Agreement
10.4	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: January 7, 2016	By:	/s/ Michaela Ott
Michaela Ott
Chief Executive Officer